Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS FIRST QUARTER 2012 RESULTS

Performance reflects growing demand for AMVAC’s granular soil insecticide franchise

Newport Beach, CA – May 3, 2012 – American Vanguard Corporation (NYSE:AVD), today announced financial results for the first quarter ended March 31, 2012.

Fiscal 2012 First Quarter Financial Highlights – versus Fiscal 2011 First Quarter

•	Net sales of $87.3 million, compared with $66.0 million, an increase of 32%.

•	Net income of $8.7 million, compared with $5.0 million, an increase of 74%.

•	Earnings per diluted share were $0.31, compared with $0.18, an increase of 72%.

Eric Wintemute, Chairman and CEO of American Vanguard, stated: “Our first quarter 2012 business performance reflects positive conditions in the U.S. agricultural sector and was driven largely by the growing demand for our portfolio of granular soil insecticides. Gross profit margins rose to 43% as we achieved improved overall factory utilization rates. Operating expenses as a percentage of sales were held to 26%, despite higher regulatory expenses and freight costs that kept pace with our expanding export business. Stronger sales, improved gross margins and operating expense management enabled us to improve our bottom line significantly.”

Mr. Wintemute continued, “We are seeing renewed demand for the use of granular soil insecticides in the U.S. corn market, as growers combat strong pest pressure from both primary and secondary insects. The use of our corn soil insecticides in conjunction with genetically modified seeds as part of an integrated pest management program provides the most comprehensive defense against the full range of soil insects and can enhance harvest yields. American Vanguard has the largest offering of corn soil insecticides along with the most advanced, closed delivery equipment for safely and efficiently dispensing these products.”

Mr. Wintemute concluded, “Our performance during the quarter serves to validate our long-standing belief that conventional chemistry is an essential part of integrated pest management. We are, of course, pleased with these results and look forward to giving additional color during our earnings call on the period.”

Conference Call

Eric Wintemute, Chairman & CEO and David Johnson, CFO, will conduct a conference call focusing on the financial results at 12:00 pm ET / 9:00 am PT on Thursday, May 3, 2012. Interested parties may participate in the call by dialing (201) 493-6744. Please call in 10 minutes before the call is scheduled to begin, and ask for the American Vanguard call. The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and the control of public and animal health pests. American Vanguard is included in the Russell 2000® & Russell 3000® Indexes and the Standard & Poor’s Small Cap 600 Index. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in the conference call referenced in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

CONTACT:
American Vanguard Corporation	The Equity Group Inc.
William A. Kuser, Director of Investor Relations	www.theequitygroup.com
(949) 260-1200	Lena Cati (212) 836-9611
williamk@amvac-chemical.com	Lcati@equityny.com

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(In thousands, except per share data)

(Unaudited)

	For the three months ended March 31
	2012	2011
Net sales	$87,255	$66,033
Cost of sales	49,877	39,123

Gross profit	37,378	26,910
Operating expenses	22,976	17,723

Operating income	14,402	9,187
Interest expense	735	806
Interest capitalized	(36)	(58)
Extinguishment of debt	—	546

Income before income tax	13,703	7,893
Income tax expense	4,969	2,881

Net income	8,734	5,012
Change in fair value of interest rate swaps	22	(246)
Foreign currency translation adjustment	542	237

Comprehensive income	$9,298	$5,003

Earnings per common share—basic	$.32	$.18

Earnings per common share—assuming dilution	$.31	$.18

Weighted average shares outstanding—basic	27,624	27,596

Weighted average shares outstanding—assuming dilution	28,299	27,851

As reported at the earnings call and set forth in the financial statements in the Company’s form 10-K for the period ended December 31, 2011, the company has reclassified immaterial program costs from operating expenses to net sales for all reporting periods. The figures in the prior year statement, presented here, reflect this reclassification.

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

ASSETS (note 7)

	Mar. 31, 2012	Dec. 31, 2011
	(Unaudited)	(Note)
Current assets:
Cash	$14,732	$35,085
Receivables:
Trade, net of allowance for doubtful accounts of $397 and $340, respectively	98,625	68,611
Other	1,473	1,187

	100,098	69,798

Inventories	74,667	71,068
Prepaid expenses	3,399	2,311
Income taxes receivable	—	203

Total current assets	192,896	178,465
Property, plant and equipment, net	43,039	39,273
Intangible assets	114,703	116,189
Other assets	5,012	5,214

	$355,650	$339,141

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current installments of long-term debt	$14,896	$14,460
Current installments of other liabilities	1,134	1,038
Accounts payable	24,381	23,214
Deferred revenue	—	7,571
Accrued program costs	45,383	25,910
Accrued expenses and other payables	6,032	6,832
Income taxes payable	3,479	—

Total current liabilities	95,305	79,025
Long-term debt, excluding current installments	43,527	51,917
Other liabilities, excluding current installments	5,774	5,955
Deferred income taxes	15,172	15,172

Total liabilities	159,778	152,069

Commitments and contingent liabilities
Stockholders’ equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $.10 par value per share; authorized 40,000,000 shares; issued 30,083,066 shares at March 31, 2012 and 29,845,047 shares at December 31, 2011	3,009	2,985
Additional paid-in capital	46,824	45,966
Accumulated other comprehensive loss	(1,686)	(2,250)
Retained earnings	150,878	143,524

	199,025	190,225
Less treasury stock, at cost, 2,260,996 shares at March 31, 2012 and at December 31, 2011	(3,153)	(3,153)

Total stockholders’ equity	195,872	187,072

	$355,650	$339,141

Note: The balance sheet at December 31, 2011 has been derived from the audited financial statements at that date.

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

For The Three Months Ended March 31, 2012 and 2011

(Unaudited)

Increase (decrease) in cash	2012	2011
Cash flows from operating activities:
Net income	$8,734	$5,012
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization of fixed and intangible assets	3,469	3,251
Amortization of other long term assets	682	1,253
Amortization of discounted liabilities	198	388
Stock-based compensation	422	523
Tax benefit from exercise of stock options	(43)	—
Changes in assets and liabilities associated with operations:
Increase in net receivables	(30,300)	(29,900)
Increase in inventories	(3,599)	(3,243)
Increase in prepaid expenses and other assets	(1,568)	(1,988)
Decrease in income tax receivable/payable, net	3,725	8,133
Increase in accounts payable	1,188	7,703
Decrease in deferred revenue	(7,571)	(5,533)
Increase in other liabilities	17,065	3,896

Net cash used in operating activities	(7,598)	(10,505)

Cash flows from investing activities:
Capital expenditures	(5,718)	(910)

Net cash used in investing activities	(5,718)	(910)

Cash flows from financing activities:
Net (repayments) borrowings under line of credit agreement	—	(7,300)
Principal payments on long-term debt	(2,000)	(2,004)
Tax benefit from exercise of stock options	43	—
Borrowings on long-term debt	—	20,063
Decrease in other notes payable	(6,035)	—
Proceeds from the issuance of common stock (sale of stock under ESPP and exercise of stock option)	417	550

Net cash (used in) provided by financing activities	(7,575)	11,309

Net (decrease) in cash	(20,891)	(106)
Cash and cash equivalents at beginning of period	35,085	1,158
Effect of exchange rate changes on cash	538	222

Cash and cash equivalents as of March 31	$14,732	$1,274